EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of the report dated March 29, 1996 issued by Price Waterhouse with respect to the consolidated financial statements of Border Network Technologies Inc., included in the Annual Report (Form 10-K) of Secure Computing Corporation for the year ended December 31, 1997.


                                         /s/ PricewaterhouseCoopers LLP




Chartered Accountants
Toronto, Canada
August 10, 1998